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                                                                 Exhibit 5.2
397-3000



                                           [    ], 1998


BIOCHEM PHARMA INC.
275 Armand-Frappier Blvd.
Laval, Quebec
H7V 4A7



Ladies & Gentlemen:

     You have requested our opinion with respect to certain matters in connection with the filing by BioChem Pharma Inc. (the "Company"), a Canadian corporation, of a Registration Statement on Form F-3 (File No. 333-48521) (the "Registration Statement") with the United States Securities and Exchange Commission and the distribution of Common Shares of the Company (the "Shares"), by the Company to the holders of record of Class A Common Shares of CliniChem Development Inc. ("CliniChem") in the event that the Company, as the holder of the majority of the outstanding Class B Common Shares of CliniChem, exercises the Purchase Option (as such term is defined in the Registration Statement) and that the Company decides to pay all or part of the Purchase Option Exercise Price (as such term is defined in the Registration Statement) in Shares.

     For the purpose of the opinions expressed herein, we have examined original executed, certified or facsimile copies of the following documents:

1. an Officer's Certificate dated [____], 1998 by the Vice President, Legal Affairs and Corporate Secretary of the Company (a duplicate of which is attached hereto) (the "Officer's Certificate");

2. a Certificate of Compliance for the Company dated [____], 1998 issued by the Deputy Director pursuant to Subsection 263(2) of the Canada Business Corporations Act;

3. a Certificat d'attestation for the Company dated [____], 1998 issued pursuant to Section 81 of An Act respecting the legal publicity of sole proprietorships, partnerships and legal persons (Quebec);

4. the certificate and articles of incorporation, the certificate and articles of amendment, the by-laws and all amendments thereto and resolutions of the directors and shareholders as contained in the minute books of the Company;

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5.   the certificate and articles of incorporation, the certificate and articles of amendment, the by-laws and all amendments thereto and resolutions of the directors and shareholders as contained in the minute books of the CliniChem; and

6.   the Registration Statement.

     We have relied exclusively upon these documents. With your permission, we have not undertaken any other investigation.

     In our examination of the foregoing documents, we have assumed:

(a) the genuineness of all signatures on (whether originals or copies of documents), the authenticity of and completeness of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as notarial, true, certified, conformed, photostatic, telecopied or electronic copies or similarly reproduced copies of such original documents;

(b) the completeness, truth and accuracy of all facts set forth in official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials; and

(c) the completeness, truth and accuracy of all facts set forth in the certificates supplied by the officers and directors of the Company, including, without limitation the Officer's Certificate.

     We are qualified to practice law only in the Province of Quebec and our opinions below are expressed only with respect to the laws of the Province of Quebec and of Canada applicable therein.

     Based and relying upon the foregoing and subject to the limitations and qualifications set forth below, and assuming that: (i) the Registration Statement becomes and remains effective during the period when the Shares are distributed, (ii) receipts or relief, if required, shall have been obtained from the securities commission or similar regulatory authority of each of the provinces of Canada prior to the distribution of the Shares, (iii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued by the United States Securities and Exchange Commission or any State securities commission and no proceedings therefor shall have been initiated or threatened, (iv) no order having the effect of ceasing or suspending the distribution of Shares shall have been issued by any Canadian provincial securities commission or similar regulatory authority and no proceeding for that purpose shall have been instituted or threatened, (v) all applicable securities laws are complied with, (vi) the Company is the holder of the majority of the outstanding Class B Common Shares of CliniChem and in such capacity exercises the Purchase Option, and (vii) at the time of the exercise of the Purchase Option, the Board of Directors of the Company properly resolves to pay the Purchase Option Exercise Price in Shares or in any combination of cash and Shares, we are of the opinion that the Shares covered by the Registration Statement when issued by the Company will be validly issued, fully paid and non-assessable.

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     This opinion is solely for the benefit of the addressee hereof and not for the benefit of any other persons and is rendered solely in connection with the transactions to which it relates, and is not to be relied on by any other person or for any other purpose nor is it to be quoted, filed, circulated, or otherwise utilised in any way without our express prior written consent.

     We consent to the filing of this opinion as an exhibit to the Registration Statement.


                                                Yours very truly,

                                       3





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                                 BIOCHEM PHARMA

                             OFFICER'S CERTIFICATE

     The undersigned hereby certifies, on behalf of BioChem Pharma Inc. (the "Company"), and without personal liability, that:

1) the undersigned is the duly appointed Vice President, Legal Affairs and Corporate Secretary of the Company, and is duly authorised to provide this certificate on behalf of the Company;

2) the undersigned has made or caused to be made such examinations or investigations as are, in his opinion, necessary to make the statements contained in this certificate true and this certificate is executed and delivered with the intent that it may be relied upon by Stikeman, Elliott for the purpose of rendering their opinion in connection with the distribution of Common Shares of the Company to the holders of record of Class A Common Shares of CliniChem Development Inc. ("CliniChem") as partial or total payment of the Purchase Option Exercise Price in the event that the Company, in its capacity as the holder of the majority of the outstanding Class B Common Shares of CliniChem, exercises the Purchase Option (for the purposes hereof, Purchase Option Exercise Price and Purchase Option shall have the meaning ascribed thereto in the Registration Statement on form F-3 (file no. 333-48521) filed with the United States Securities and Exchange Commission);

3) the Company has not taken any steps to wind-up its business, to terminate its existence, to effect a liquidation or a dissolution of the Company, to amalgamate, to continue in any other jurisdiction, to amend its constating documents, or to change its corporate existence in any way since the issuance of the Certificate of [_________] dated [____], 1998 by the Director with respect to the Company under the Canada Business Corporations Act;

4) the Company has not received any notice or other communication from any person indicating that there exists any situation which, unless remedied, could result in the termination of the existence of the Company or a violation or a breach or a default under the constating documents of the Company or its by-laws; and

5) the Certificate of Incorporation dated [____], 1998, as amended by Certificate of Amendment dated [____], 1998 and the By-laws of the Company, are in full force and effect, unamended, as of the date hereof.


Dated this _________ day of [____], 1998


                                           By:     _____________________________
                                           Name:   Charles-A. Tessier
                                           Title:  General Counsel and Secretary